EXHIBIT 99.1

Retail Opportunity Investments Corp. Reports Strong Third Quarter Results

SAN DIEGO, Oct. 25, 2016 (GLOBE NEWSWIRE) -- Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the three months and nine months ended September 30, 2016.

HIGHLIGHTS

  $7.4mm of net income attributable to common stockholders ($0.07 per diluted share)

  $0.26 in Funds From Operations(1) per diluted share

  $332 million of grocery-anchored shopping centers acquired year-to-date

  5.5% increase in same-center cash net operating income (1st 9 months)

  4.0% increase in same-center cash net operating income (3Q’16 vs. 3Q’15)

  35.5% increase in same-space comparative cash rents on new leases during 3Q’16

  97.0% portfolio leased rate at September 30, 2016

  $224.1 million of common equity raised year-to-date ($133.0 million in 3Q’16)

  $200 million of 3.95%, 10-year senior unsecured notes privately placed during 3Q’16

  29.0% debt-to-total market capitalization ratio at September 30, 2016

  4.2x interest coverage for 3Q’16

  Quarterly cash dividend of $0.18 per share declared

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(1) A reconciliation of GAAP net income to Funds From Operations (FFO) is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “We continue to capitalize on the strong fundamentals across our core West Coast markets to grow our portfolio and enhance value.  Year to date, we have acquired $332 million of grocery-anchored shopping centers.  In addition, through the first nine months of 2016, we increased same-center net operating income by 5.5%, including a 4% increase in the third quarter alone, driven in part by our leasing initiatives whereby we achieved a 35.5% increase in same-space rent on new leases signed during the third quarter.  Importantly, we also continue to maintain our solid financial position.  At quarter-end, our debt ratio was a conservative 29% and our interest coverage was a strong 4.2 times for the third quarter.” Tanz concluded, “With all of our accomplishments year-to-date, we are poised for a strong finish to 2016 and positioned to enter 2017 with great momentum.”

FINANCIAL SUMMARY

For the three months ended September 30, 2016, GAAP net income attributable to common stockholders was $7.4 million, or $0.07 per diluted share, as compared to GAAP net income of $7.5 million, or $0.08 per diluted share for the three months ended September 30, 2015.  For the nine months ended September 30, 2016, GAAP net income attributable to common stockholders was $23.1 million, or $0.22 per diluted share, as compared to GAAP net income of $16.9 million, or $0.18 per diluted share for the nine months ended September 30, 2015.

FFO for the third quarter of 2016 was $31.3 million, or $0.26 per diluted share, as compared to $25.9 million in FFO, or $0.26 per diluted share for the third quarter of 2015.  FFO for the first nine months of 2016 was $91.6 million, or $0.80 per diluted share, as compared to $70.2 million in FFO, or $0.71 per diluted share for the first nine months of 2015, representing an 12.7% increase on a per diluted share basis. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts.  A reconciliation of GAAP net income to FFO is provided at the end of this press release.

At September 30, 2016, ROIC had a total market capitalization of approximately $3.7 billion with approximately $1.1 billion of principal debt outstanding, equating to a 29.0% debt-to-total market capitalization ratio.  ROIC’s debt outstanding was comprised of $70.9 million of mortgage debt and approximately $1.0 billion of unsecured debt, including $8.0 million outstanding on its unsecured revolving credit facility at September 30, 2016.  For the third quarter of 2016, ROIC’s interest coverage was 4.2 times and 94.4% of its portfolio was unencumbered (based on gross leasable area) at September 30, 2016.

ACQUISITION SUMMARY

Year-to-date in 2016, ROIC has acquired eight grocery-anchored shopping centers totaling $332.0 million.  During the first quarter, ROIC acquired a two-property portfolio for $63.3 million.  During the second quarter, ROIC acquired two grocery-anchored shopping centers for a total of $181.8 million.  During the third quarter, ROIC acquired the following two grocery-anchored shopping centers for a total of $24.9 million.

Monterey Center

In July 2016, ROIC acquired Monterey Center for $12.1 million.  The shopping center is approximately 26,000 square feet and is anchored by Trader Joe’s and Pharmaca Pharmacy.  The property is located in downtown Monterey, California and is currently 100% leased.

Rose City Center

In September 2016, ROIC acquired Rose City Center for $12.8 million.  The shopping center is approximately 61,000 square feet and is anchored by Safeway Supermarket.  The property is located in Portland, Oregon and is currently 100% leased.

To date in the fourth quarter, ROIC has acquired the following two grocery-anchored shopping centers, totaling $62.0 million.

Trader Joe’s at the Knolls

In October 2016, ROIC acquired Trader Joe’s at the Knolls for $29.2 million.  The shopping center is approximately 52,000 square feet and is anchored by Trader Joe’s.  The property is located in Long Beach, California and is currently 100% leased.

Bridle Trails Shopping Center

In October 2016, ROIC acquired Bridle Trails Shopping Center for $32.8 million.  The shopping center is approximately 106,000 square feet and is anchored by Red Apple (Unified) Supermarket and Bartell Drugs, a Seattle-based regional pharmacy.  The property is located in Kirkland, Washington, within the Seattle metropolitan area, and is currently 100% leased.

PROPERTY OPERATIONS SUMMARY

At September 30, 2016, ROIC’s portfolio was 97.0% leased.  For the third quarter of 2016, same-center net operating income (NOI) was $33.2 million, as compared to $31.9 million in same-center NOI for the third quarter of 2015, representing a 4.0% increase.  The third quarter comparative same-center NOI includes all of the properties owned by ROIC as of July 1, 2015, totaling 65 shopping centers. For the first nine months of 2016, same-center NOI was $93.4 million, as compared to $88.5 million in same-center NOI for the first nine months of 2015, representing a 5.5% increase.  The first nine months comparative same-center NOI includes all of the properties owned by ROIC as of January 1, 2015, totaling 61 shopping centers.  ROIC reports same-center NOI on a cash basis.  A reconciliation of GAAP operating income to same-center NOI is provided at the end of this press release.

During the third quarter of 2016, ROIC executed 95 leases, totaling 452,797 square feet, achieving a 16.5% increase in same-space comparative base rent, including 41 new leases, totaling 156,997 square feet, achieving a 35.5% increase in same-space comparative base rent, and 54 renewed leases, totaling 295,800 square feet, achieving a 6.9% increase in base rent.  ROIC reports same-space comparative base rent on a cash basis.

CAPITAL MARKETS SUMMARY

Year-to-date, ROIC has raised a total of approximately $224.1 million in common equity.  In March 2016, ROIC issued $46.1 million of ROIC common equity in the form of operating partnership units in connection with shopping center acquisitions.  Additionally, thus far in 2016 ROIC has issued approximately 2.2 million shares of common stock through its ATM program, raising approximately $45.0 million in net proceeds.  Furthermore, in July 2016, ROIC issued approximately 6.6 million shares of common stock through an underwritten public offering, raising approximately $133.0 million in net proceeds.

In September 2016, ROIC sold, through a direct private placement, $200 million principal amount of 3.95% senior unsecured notes due 2026.

CASH DIVIDEND

On September 29, 2016, ROIC distributed to stockholders an $0.18 per share cash dividend.  On October 25, 2016, ROIC’s board of directors declared a cash dividend of $0.18 per share, payable on December 29, 2016 to stockholders of record on December 15, 2016.

2016 FFO GUIDANCE

ROIC currently estimates that FFO for the full year 2016 will be within the range of $1.05 to $1.07 per diluted share, and net income to be approximately $0.31 per diluted share.  The following table provides a reconciliation of GAAP net income to FFO.

	For the year ending December 31, 2016
	Low End	High End

GAAP net income applicable to common stockholders	$35,489	$36,165
Plus:
Depreciation & Amortization	$86,311	$87,955
Funds From Operations (FFO) applicable to common stockholders	$121,800	$124,120

Diluted Shares	116,000	116,000

Earnings per share (diluted)	$0.31	$0.31

FFO per share (diluted)	$1.05	$1.07

ROIC’s estimates are based on numerous underlying assumptions.  ROIC’s management will discuss the company’s guidance and underlying assumptions on its October 26, 2016 conference call.  ROIC’s guidance is a forward-looking statement and is subject to risks and other factors described elsewhere in this press release.

CONFERENCE CALL

ROIC will conduct a conference call and audio webcast to discuss its quarterly results on Wednesday, October 26, 2016 at 9:00 a.m. Eastern Time / 6:00 a.m. Pacific Time.  Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 71404857. A live webcast will also be available in listen-only mode at http://www.roireit.net/.  The conference call will be recorded and available for replay beginning at 12:00 p.m. Eastern Time on October 26, 2016 and will be available until 11:59 p.m. Eastern Time on November 2, 2016. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 71404857. The conference call will also be archived on http://www.roireit.net/ for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.

Retail Opportunity Investments Corp. (NASDAQ:ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast.  As of September 30, 2016, ROIC owned 79 shopping centers encompassing approximately 9.2 million square feet.  ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast.  ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services and Standard & Poor's.  Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements.   Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP. Consolidated Balance Sheets (In thousands)

	September 30, 2016	December 31, 2015
ASSETS
Real Estate Investments:
Land	$741,255	$669,307
Building and improvements	1,859,178	1,627,310
	2,600,433	2,296,617
Less: accumulated depreciation	176,398	134,311
Real Estate Investments, net	2,424,035	2,162,306
Cash and cash equivalents	10,447	8,844
Restricted cash	161	227
Tenant and other receivables, net	31,100	28,652
Deposits	4,500	500
Acquired lease intangible assets, net of accumulated amortization	79,282	66,942
Prepaid expenses	827	1,953
Deferred charges, net of accumulated amortization	34,388	30,129
Other	1,761	1,895
Total assets	$2,586,501	$2,301,448

LIABILITIES AND EQUITY
Liabilities:
Term loan	$299,094	$298,802
Credit facility	5,373	132,028
Senior Notes Due 2026	199,732	—
Senior Notes Due 2024	245,222	244,833
Senior Notes Due 2023	244,893	244,426
Mortgage notes payable	71,634	62,156
Acquired lease intangible liabilities, net of accumulated amortization	153,140	124,861
Accounts payable and accrued expenses	25,197	13,205
Tenants' security deposits	5,778	5,085
Other liabilities	12,327	11,036
Total liabilities	1,262,390	1,136,432

Commitments and contingencies	—	—

Non-controlling interests - redeemable OP Units	—	33,674

Equity:
Preferred stock, $.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value 500,000,000 shares authorized, 109,156,012 and 99,531,034 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	11	10
Additional paid-in-capital	1,355,523	1,166,395
Accumulated dividends in excess of earnings	(155,854)	(122,991)
Accumulated other comprehensive loss	(5,284)	(6,743)
Total Retail Opportunity Investments Corp. stockholders' equity	1,194,396	1,036,671
Non-controlling interests	129,715	94,671
Total equity	1,324,111	1,131,342
Total liabilities and equity	$2,586,501	$2,301,448

RETAIL OPPORTUNITY INVESTMENTS CORP. Consolidated Statements of Operations (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Base rents	$45,429	$37,654	$134,929	$108,884
Recoveries from tenants	13,271	10,279	37,642	29,809
Other income	654	2,144	1,548	2,721
Total revenues	59,354	50,077	174,119	141,414

Operating expenses
Property operating	8,053	7,285	23,761	21,064
Property taxes	6,594	4,933	18,302	14,351
Depreciation and amortization	23,102	18,059	65,856	52,567
General and administrative expenses	3,220	3,092	10,055	9,387
Acquisition transaction costs	179	91	613	507
Other (income) expenses	(10)	254	361	507
Total operating expenses	41,138	33,714	118,948	98,383

Operating income	18,216	16,363	55,171	43,031
Non-operating expenses
Interest expense and other finance expenses	(10,001)	(8,526)	(29,393)	(25,407)
Net income	8,215	7,837	25,778	17,624
Net income attributable to non-controlling interest	(813)	(295)	(2,645)	(681)
Net Income Attributable to Retail Opportunity Investments Corp.	$7,402	$7,542	$23,133	$16,943

Earnings per share - basic and diluted:	$0.07	$0.08	$0.22	$0.18

Dividends per common share	$0.18	$0.17	$0.54	$0.51

CALCULATION OF FUNDS FROM OPERATIONS (Unaudited) (In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net income attributable to ROIC	$7,402	$7,542	$23,133	$16,943
Plus: Depreciation and amortization	23,102	18,059	65,856	52,567
Funds from operations - basic	30,504	25,601	88,989	69,510
Net income attributable to non-controlling interests	813	295	2,645	681
Funds from operations - diluted	$31,317	$25,896	$91,634	$70,191

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS (Unaudited) (In thousands, except number of shopping centers and percentages)

	Three Months Ended				Nine Months Ended
	9/30/16	9/30/15	$ Change	% Change	9/30/16	9/30/15	$ Change	% Change

Number of shopping centers included in same-center analysis	65	65			61	61
Same-center occupancy	96.6%	97.1%		(0.5%)	96.4%	97.0%		(0.6%)

Revenues:
Base rents	$34,447	$33,401	$1,046	3.1%	$96,291	$92,365	$3,926	4..3%
Percentage rent	128	171	(43)	(25.1%)	448	340	108	31.8%
Recoveries from tenants	10,800	10,077	723	7.2%	30,667	28,441	2,226	7.8%
Other property income	298	238	60	25.2%	953	782	171	21.9%
Total Revenues	45,673	43,887	1,786	4.1%	128,359	121,928	6,431	5.3%

Operating Expenses
Property operating expenses	$7,326	$6,900	$426	6.2%	$20,031	$19,029	$1,002	5.3%
Bad debt expense	48	266	(218)	(82.0%)	837	908	(71)	(7.8%)
Property taxes	5,147	4,829	318	6.6%	14,133	13,502	631	4.7%
Total Operating Expenses	12,521	11,995	526	4.4%	35,001	33,439	1,562	4.7%

Same-Center Cash Net Operating Income	$33,152	$31,892	$1,260	4.0%	$93,358	$88,489	$4,869	5.5%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Same-center cash NOI	$33,152	$31,892	$93,358	$88,489
Adjustments
Depreciation and amortization	(23,102)	(18,059)	(65,856)	(52,567)
General and administrative expenses	(3,220)	(3,092)	(10,055)	(9,387)
Acquisition transaction costs	(179)	(91)	(613)	(507)
Other income (expense)	10	(254)	(361)	(507)
Property revenues and expenses (1)	3,318	5,321	14,252	12,469
Non same-center cash NOI	8,237	646	24,446	5,041
GAAP operating income	$18,216	$16,363	$55,171	$43,031

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(1)     Includes straight-line rents, amortization of above and below-market lease intangibles, anchor lease termination fees, net of contractual amounts, and expense and recovery adjustments related to prior periods.

NON-GAAP DISCLOSURES

Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance.  FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP.  The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.

The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties.  The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties.  The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs.  Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP.  The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments.  Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions.  Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Ashley Rubino, Investor Relations
858-255-4913
arubino@roireit.net